Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

New York Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series D Preferred Stock(1)	457(o) and 457(r)(2)			$100,000,000	.0000927	$9,270
	Equity	Series E Preferred Stock(1)	457(o) and 457(r)(2)			$100,000,000	.0000927	$9,270
	Equity	Series F Preferred Stock(1)	457(o) and 457(r)(2)			$100,000,000	.0000927	$9,270
	Equity	Series G Preferred Stock(1)	457(o) and 457(r)(2)			$100,000,000	.0000927	$9,270
	Equity	Common Stock(3)	457(o) and 457(r)(2)			—	—	—

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$100,000,000		$9,270
	Total Fees Previously Paid							—
	Total Fee Offsets							$9,270
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type		File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

	Rule 457(p)
Fee Offset Claims	New York Mortgage Trust, Inc.	424	(b)(5)	333-258589	8/10/2021		$9,270	(6)	Equity	Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Common Stock	—	$100,000,000
Fee Offset Sources	New York Mortgage Trust, Inc	424	(b)(5)	333-258589		8/10/2021			Equity	Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Common Stock			$217	(4)(5)
Fee Offset Sources	New York Mortgage Trust, Inc	424	(b)(5)	333-226726		11/27/2019			Equity	Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Stock			$10,693	(4)(5)

(1) Subject to footnote (3), there is being registered hereunder such indeterminate number or amount of 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Shares”), 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series E Preferred Shares”), 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Shares”) and 7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series G Preferred Shares”), of New York Mortgage Trust, Inc. as may from time to time be issued or sold at indeterminate prices, with an aggregate offering price not to exceed $100,000,000, and the maximum number of shares of common stock, par value $0.01 per share, issuable upon conversion of the preferred stock as described in the prospectus supplement.

(2) Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2021 (File No. 333-258589) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(3) Pursuant to Rule 457(i) of the Securities Act, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of any of the Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares or Series G Preferred Shares because no additional consideration will be received in connection with any such conversion.

(4) On November 27, 2019, the registrant filed a prospectus supplement (the “2019 Prospectus Supplement”) to the prospectus included in the registrant’s registration statement on Form S-3 filed with the Commission on August 9, 2018 (File No. 333-226726). The 2019 Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $12,980 (the “2019 Registration Fee”). The 2019 Registration Fee was offset by $2,245 from a registration fee previously paid but not utilized, pursuant to Rule 457(p) under the Securities Act, and a $10,735 fee payment to the Commission. The registrant terminated the offering of unsold securities under the 2019 Prospectus Supplement. At termination of the 2019 Prospectus Supplement, securities with an aggregate offering price of $82,383,410 remained unsold and $10,693 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant.

(5) On August 10, 2021, the registrant filed a prospectus supplement (the “2021 Prospectus Supplement”) to the prospectus included in the Registration Statement. The 2021 Prospectus Supplement registered securities with a maximum aggregate offering price of $100,000,000 for a registration fee of $10,910 (the “2021 Registration Fee”). The 2021 Registration Fee was offset by $10,693 from the 2019 Registration Fee, pursuant to Rule 457(p) under the Securities Act, and a $217 fee payment to the Commission. The registrant terminated the offering of unsold securities under the 2021 Prospectus Supplement. At termination of the 2021 Prospectus Supplement, securities with an aggregate offering price of $100,000,000 remained unsold and $217 of the 2021 Registration Fee as well as $10,693 of the 2019 Registration Fee remained available for offsetting future registration fees of the registrant.

(6) Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $9,270 due under this Registration Statement by $217 of the 2021 Registration Fee and $9,053 of the 2019 Registration Fee.

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